UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 9, 2020
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2020, Everi Holdings Inc. (the “Company”) announced a number of executive leadership changes that will become effective on April 1, 2020. A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.
Since the Company’s announcement, there have been several significant global, federal, state and local developments in reaction to the Coronavirus Disease 2019 (“COVID-19”) public health crisis. Notwithstanding the employment agreement terms described herein, in consideration of the COVID-19 matter, for the foreseeable future, the executives identified below have elected to forego their salary increases with respect to the promotions, which would have been effective concurrent with their appointments as of April 1, 2020.
Promotions of Messrs. Taylor, Labay, and Lucchese
Randy L. Taylor, age 57, has been appointed to the newly created position of President and Chief Operating Officer. Mr. Taylor has served as the Company’s Executive Vice President and Chief Financial Officer since March 2014. In connection with this change, Mr. Taylor entered into an amended and restated employment agreement with the Company, effective as of April 1, 2020 (the “Amended and Restated Taylor Agreement”), which reflects the change in title. Mr. Taylor will no longer serve as the Company's Principal Financial Officer; however, he will serve as its Principal Operating Officer. Pursuant to the terms of the Amended and Restated Taylor Agreement, Mr. Taylor’s annual base salary will be $525,000 for the first year and increase to $550,000 for the second year of the term of the Amended and Restated Taylor Agreement. In addition, under the Amended and Restated Taylor Agreement, Mr. Taylor will be granted an award of restricted stock units on April 1, 2020 with respect to 25,000 shares of Company common stock pursuant to the Company’s 2014 Amended and Restated Equity Incentive Plan (the “2014 Plan”) and the Company’s standard form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, which award will vest in equal monthly installments over thirty-six months following the date of grant.
Mark F. Labay, age 48, has been appointed to succeed Mr. Taylor as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Labay has served as the Company’s Senior Vice President, Finance and Investor Relations since April 2014. Mr. Labay will also replace Mr. Taylor as the Company’s Principal Financial Officer. In connection with this change, Mr. Labay entered into an employment agreement with the Company, effective as of April 1, 2020 (the “Labay Agreement”), which reflects the change in title. Pursuant to the terms of the Labay Agreement, Mr. Labay’s annual base salary will be $300,000 for the first year and will increase to $350,000 for the second year and to $400,000 for the third year of the term of the Labay Agreement. Pursuant to the Labay Agreement, Mr. Labay will continue to be entitled to the severance compensation under his existing employment arrangement in the event of a termination of his employment by the Company without cause prior to September 30, 2020, which arrangement provides for cash severance equal to 9 months of base salary (at his prior base salary rate) plus an amount equal to 50% of his target annual bonus, plus 18 months of Company-paid COBRA coverage. For any termination of employment without cause after September 30, 2020, the Labay Agreement provides for cash severance equal to one year of base salary plus an amount equal to 100% of his target annual bonus, plus 18 months of Company-paid COBRA coverage. In addition, under the Labay Agreement, Mr. Labay will be granted an award of restricted stock units on April 1, 2020 with respect to 10,000 shares of Company common stock pursuant to the 2014 Plan and the Company’s standard form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, which award will vest in equal annual installments over three years following the date of grant.
David J. Lucchese, age 61, has been appointed to the position of Executive Vice President, Sales, Marketing and Digital, reporting to the Company’s Chief Operating Officer. Mr. Lucchese has served as the Company’s Executive Vice President, Digital and Interactive Business Leader since January 2017, prior to which he served as Executive Vice President, Games from January 2015 to January 2017. In connection with this change, Mr. Lucchese entered into an amended and restated employment agreement with the Company, effective as of April 1, 2020 (the “Amended and Restated Lucchese Agreement”), which reflects the change in title. Pursuant to the terms of the Amended and Restated Lucchese Agreement, Mr. Lucchese’s annual base salary will be $400,000. Pursuant to the Amended and Restated Lucchese Agreement, Mr. Lucchese will continue to be entitled to the severance compensation under his existing employment arrangement in the event of a termination of his employment by the Company without cause prior to September 30, 2020. For any termination of employment without cause after September 30, 2020, the Amended and Restated Lucchese Agreement provides for cash severance equal to one year of base salary plus an amount equal to 100% of his target annual bonus, plus 18 months of Company-paid COBRA coverage. In addition, under the Amended and Restated Lucchese Agreement, Mr. Lucchese will be granted an award of restricted stock units on April 1, 2020 with respect to 7,500 shares of Company common stock pursuant to the 2014 Plan and the Company’s standard form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, which award will vest in equal annual installments over three years following the date of grant.

Messrs. Taylor, Labay, and Lucchese have no arrangements or understandings with any other persons regarding their appointments, nor are they party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.
Retirement of Mr. Peters
Mr. Lucchese succeeds Edward A. Peters, who informed the Company of his plans to retire as Executive Vice President, Sales and Marketing, effective as of April 1, 2020. Mr. Peters has agreed to serve in a transitional position through May 2021. In connection with his pending retirement, Mr. Peters entered into an amendment to his employment agreement with the Company, dated January 15, 2015 (the “Peters Amendment”), which reflects his agreement to serve as Special Advisor to the Company, effective April 1, 2020 and until May 31, 2021. Pursuant to the terms of the Peters Amendment, Mr. Peters’ annual base salary will continue at its current rate through April 1, 2020 ($400,000 per annum). From April 1, 2020 through May 31, 2020, Mr. Peters’ salary will be reduced to the rate of $350,000 per annum, and his salary from June 1, 2020 through May 31, 2021 will be at the rate of $5,000 per month. Mr. Peters will be entitled to continued vesting of his equity awards until September 30, 2020, at which time all remaining unvested equity awards will automatically terminate. Mr. Peters’ vested stock options (as determined on September 30, 2020) will remain exercisable through May 31, 2022. Mr. Peter will also be eligible to receive an annual bonus for 2020 in an amount up to 50% of his current annual bonus opportunity, payable on the same terms as bonuses award to executive officers generally for 2020 and contingent upon Mr. Peters executing a general release of claims in favor of the Company.
Extension of Employment of Mr. Rumbolz
The Company also announced that the Board of Directors approved the extension of Michael Rumbolz’ employment agreement as Chief Executive Officer, for an additional 14 months through March 31, 2022, effective as of April 1, 2020. With the appointment of Mr. Taylor as President of the Company, Mr. Rumbolz’ will no longer serve in that capacity, but will continue as the Company’s Chief Executive Officer and Principal Executive Officer. In connection with these changes, Mr. Rumbolz entered into a second amendment to his Amended and Restated Employment Agreement with the Company, dated May 5, 2017 (the “Rumbolz Amendment”), which reflects the change in title. Pursuant to the terms of the Rumbolz Amendment, the term of Mr. Rumbolz’ employment agreement was extended through March 31, 2022. Under the Rumbolz Amendment, Mr. Rumbolz’ annual base salary will be $750,000, effective April 1, 2020, and his annual bonus target range will increase to between 125% and 175% of his base salary. In addition, under the Rumbolz Amendment, Mr. Rumbolz will be granted an award of restricted stock units on April 1, 2020 with respect to 15,000 shares of Company common stock pursuant to the 2014 Plan and the Company’s standard form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, which award will vest in equal monthly installments over twenty-four months following the date of grant. Mr. Rumbolz is also entitled to receive a $20,000 stipend for tax planning purposes. Under the Rumbolz Amendment, upon his retirement from the Company, Mr. Rumbolz will be entitled to 18 months of Company-paid COBRA coverage, plus reimbursement from the Company for an additional 18 months of similar health insurance coverage after COBRA eligibility expires, and Mr. Rumbolz will be entitled to exercise his vested stock options (determined as of the date of retirement) for the remainder of the maximum term applicable to such options.
The foregoing descriptions are not complete and are qualified in their entirety by reference to the employment agreements and amendments referenced above, copies of which will be filed as exhibits to Everi Holdings’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated March 9, 2020.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: March 13, 2020	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer